UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On February 23, 2016, Hecla Mining Company (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp. (“BMOCM”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of common stock, par value $0.25 per share (the “Shares”), from time to time through or to BMOCM. Sales of the Shares, if any, would be made by means of ordinary brokers’ transaction, as otherwise agreed between the Company and BMOCM or to BMOCM as principal. BMOCM will receive from the Company a commission equal to 2% of the gross sales proceeds of the Shares sold.

The remaining Shares that may be offered under the Agreement in the aggregate principal amount of up to $50,021,000, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement (File No. 333-229803) (the “Registration Statement”) on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2019. A copy of the legal opinion of K&L Gates LLP relating to such shares is filed as Exhibit 5.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 22, 2019

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel